Exhibit 23.1

                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2000 included in Urban Outfitters, Inc.'s Form 10-K for the fiscal year ended January 31, 2000.


/s/ Arthur Andersen LLP
---------------------------------

Philadelphia, PA
June 5, 2000


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